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                                                                    Exhibit 23.1


                [LETTERHEAD OF PRICEWATERHOUSECOOPERS LLP]



CONSENT OF INDEPENDENT AUDITORS

We consent to the inclusion in this registration statement on Form F-1 (File No. 333-77633) of our report dated March 8, 1999, except for notes 7 and 11(d) which are dated April 27, 1999, on our audits of the consolidated financial statements of Capital Environmental Resource Inc. We also consent to the references to our firm under the Caption "Experts".


/s/ PricewaterhouseCoopers LLP

PricewaterhouseCoopers LLP
Chartered Accountants


Toronto, Canada
May 20, 1999